UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2016

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 4, 2016, Chesapeake Energy Corporation issued a press release reporting financial and operating results for the second quarter of 2016. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release is being furnished, not filed, pursuant to Item 2.02. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by Chesapeake Energy Corporation under the Securities Act of 1933, as amended, except as set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.
On August 4, 2016, Chesapeake Energy Corporation will make a presentation about its financial and operating results for the second quarter of 2016, as noted in the press release described in Item 2.02 above. Chesapeake has posted the presentation on its website at http://www.chk.com/investors/presentations.

The information in the press release is being furnished, not filed, pursuant to Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by Chesapeake Energy Corporation under the Securities Act of 1933, as amended, except as set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Chesapeake Energy Corporation press release dated August 4, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:    August 4, 2016

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Chesapeake Energy Corporation press release dated August 4, 2016